Exhibit 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of SM Energy Company, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, each of the undersigned hereby executes this Joint Filing Agreement as of January 30, 2019.

QStar LLC

By:	/s/ Joel E. Saber
Name:	Joel E. Saber
Title:	Chief Financial Officer

EnCap Energy Capital Fund IX, L.P.

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital
Fund IX, L.P.

By:	EnCap Investments L.P., General Partner of
EnCap Equity Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C,
General Partner of EnCap Investments L.P.

By:	/s/ D. Martin Phillips
Name:	D. Martin Phillips
Title:	Managing Partner

EnCap Partners GP, LLC

By:	/s/ D. Martin Phillips
Name:	D. Martin Phillips
Title:	Managing Partner